         Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

Board of Directors

CommercePlanet, Inc.

Goleta, California

We consent to the use in this Registration Statement on Form SB-2 of our Report of Independent Public Accounting Firm, dated February 28, 2007 with respect to the consolidated financial statements of CommercePlanet, Inc. for the year ended December 31, 2006. We also consent to the reference to our Firm under the caption “Experts”.

/s/ Jaspers + Hall, PC

March 15, 2007
Denver, Colorado